                                                                    EXHIBIT 99.1

                              (GRANT PRIDECO LOGO)


FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACTS:                                      MEDIA CONTACT:
Jay M. Mitchell                                                       John Beltz
Treasurer                                            VP Marketing Communications
(832) 681-8558                                                    (832) 681-8502
jay.mitchell@grantprideco.com                        john.beltz@grantprideco.com

Louis A. Raspino
Senior Vice President and CFO
(832) 681-8507
louis.raspino@grantprideco.com



                  GRANT PRIDECO REPORTS SECOND QUARTER EARNINGS
                     OF $0.04 PER SHARE BEFORE SPECIAL ITEMS

         HOUSTON, TEXAS, August 5, 2003 - Grant Prideco, Inc. (NYSE:GRP) today announced second quarter 2003 net income of $3.8 million ($0.03 per share) on revenues of $190.1 million. These results compare to net income of $4.0 million ($0.03 per share) on revenues of $190.5 million in the first quarter of 2003 and net income of $3.9 million ($0.03 per share) on revenues of $168.6 million in last year's second quarter.

         Included in the above results are several special, after-tax items. The second quarter of 2003 included a $4.2 million gain from favorably renegotiating a liability to the Company's former parent; a charge of $4.1 million to reflect the estimated realizable value of inventory for exited product lines (primarily industrial); and transition costs of $1.1 million related to the ReedHycalog acquisition completed in December 2002. The first quarter of 2003 included transition costs of $1.7 million related to the ReedHycalog acquisition and a gain on the sale of an industrial subsidiary of $0.8 million. Included in the second quarter of 2002 were severance costs of $3.1 million, and a write-down of idled fixed assets of $1.8 million. Excluding these items, second quarter 2003 net income was $4.8 million ($0.04 per share), compared to first quarter 2003 net income of $4.9 million ($0.04 per share) and second quarter 2002 net income of $8.8 million ($0.08 per share).

         Sequentially, consolidated revenues were flat. Increased revenues of $4.0 million at the Drilling Products and Services segment and $3.5 million at ReedHycalog were offset by decreases of $4.0 million at the Marine Products and Services segment, $3.0 million at the Other segment, and $0.9 million at the Tubular Technology and Services segment.

         Consolidated operating income of $10.9 million in the second quarter of 2003 included inventory charges of $6.4 million and ReedHycalog transition costs of $0.5 million. In the first quarter of 2003, operating income of $17.0 million included $1.5 million of ReedHycalog transition costs. (The remaining portions of the ReedHycalog transition costs in both quarters were included in other expense.) In last year's second quarter, operating income of $12.4 million included severance charges of $4.5 million and charges related to idled fixed assets of $2.6 million. Excluding these items, operating income was $17.9 million in the second quarter of 2003 compared to $18.5 million sequentially and $19.5 million in last year's second quarter. On the same basis, operating income margin was 9% in the second quarter of 2003 compared to 10% sequentially and 12% year-over-year.

         SEGMENT RESULTS

         DRILLING PRODUCTS AND SERVICES

         Revenues in the Drilling Products and Services segment sequentially increased by $4.0 million, from $64.6 million in the first quarter of 2003 to $68.6 million. This compares to revenues of $88.6 million in the second quarter of 2002. The sequential revenue increase was primarily attributable to increased non-premium and small-diameter drill pipe sales, partially offset by a decline in sales of products other than drill pipe. The year-over-year revenue decrease resulted from continued weak demand in the North American drill pipe market and a decline in product mix from higher margin, large-diameter, premium drilling products to lower margin, small-diameter, non-premium drilling products.

         Total footage sold of 1.7 million feet in the second quarter of 2003 compares to 1.3 million feet sequentially and 1.9 million feet in the second quarter of 2002.

         Operating income in the second quarter of 2003 was $8.0 million compared to $8.9 million sequentially and $20.2 million (excluding a $2.4 million charge related to idled fixed assets) in last year's second quarter. Second quarter 2003 operating income margin of 12% compares to 14% sequentially and 23% in last year's second quarter reflecting the aforementioned changes in revenue and product mix.

         REEDHYCALOG(TM)

         Revenues for ReedHycalog totaled $56.7 million in the second quarter of 2003, up sequentially from $53.2 million. This increase was attributable to market penetration by the new TReX(TM) fixed-cutter drill bit coupled with strengthening US and international drilling activity, partially offset by the seasonal decline in Canadian drilling activity.

         Excluding transition costs related to the integration of ReedHycalog of $0.5 million in the second quarter of 2003 and $1.5 million in the first quarter of 2003, operating income in the second quarter was $13.4 million compared to $11.2 million sequentially, and the operating income margin increased to 24% from 21%.

         TUBULAR TECHNOLOGY AND SERVICES

         Revenues for the Tubular Technology and Services segment in the second quarter of 2003 were $48.4 million, compared to $49.3 million sequentially and $58.1 million in last year's second quarter. The year-over-year decrease in revenues reflects the impact of exiting tubing product lines as well as decreased premium threading and tubular processing activities.

         Operating income of $2.8 million in the second quarter of 2003 (excluding a $0.4 million charge to reflect the estimated realizable value of inventory of exited tubing product lines) compared to $2.8 million sequentially and $5.1 million (excluding a $0.2 million charge related to idled fixed assets) in last year's second quarter. The operating income margin remained flat sequentially at 6% in the second quarter of 2003 and compares to 9% in last year's second quarter. The year-over-year decrease in operating income primarily reflects an unfavorable shift in product mix from premium threading and processing to lower-margin products.

         MARINE PRODUCTS AND SERVICES

         Revenues for the Marine Products and Services segment in the second quarter of 2003 were $14.4 million, compared to $18.3 million sequentially and $15.1 million in last year's second quarter. Operating loss of $1.0 million in the second quarter of 2003 compared to operating income of $0.2 million sequentially and a loss of $0.6 million in last year's second quarter.

         The sequential decrease in revenue and operating income is primarily attributable to a temporary decline in project-based sales at XL Systems due to the volatility of project timing. Backlog, however, has improved to $19.0 million, which is up from $11.6 million at the end of the first quarter of 2003.

         OTHER

         During the second quarter, the Other segment included the effects of the wind-down of the company's industrial operations. Revenues were $2.0 million in the second quarter of 2003 compared to $5.0 million sequentially and $6.9 million in last year's second quarter.

         Operating income for the second quarter of 2003 included a charge of $6.0 million to reflect the estimated realizable value for inventory of the exited product lines.

         CAPITAL SPENDING AND DEBT

         Capital expenditures for the second quarter of 2003 totaled $9.3 million, compared to $10.5 million sequentially and $11.5 million in last year's second quarter.

         Total debt at June 30, 2003 was $465.2 million, flat with March 31, 2003, and down $30.3 million from December 31, 2002.

         OUTLOOK

         The Company's Chairman and CEO, Michael McShane, commented, "The quarter's results are reflective of the continuing weak demand for drill pipe and premium tubular products. While customer inventories have continued to decline in both categories, purchasing decisions are being delayed in light of mixed signals regarding future spending levels by exploration and production operators.

         "We are encouraged by a recent build in backlog at our drilling and marine products divisions. Combined with seasonal increases at ReedHycalog and recent improvement in deep drilling activity, we expect modestly improving results for the balance of the year."

         Grant Prideco (http://www.grantprideco.com), headquartered in Houston, Texas, is the world leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology, manufacturing, sales and service; a leading provider of high-performance engineered connections and premium tubulars in North America; and a provider of a variety of products, services and technological solutions to offshore markets worldwide.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco's prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco's products, expectations for increased North American drilling activity and rig count increases, Grant Prideco's ability to assimilate ReedHycalog's operations and maintain and increase its market share, expectations relating to Grant Prideco's ability to maintain and increase pricing in its various product lines, foreign currency issues, impact of geo-political and other events affecting international markets and trade, Grant Prideco's ability to remain on the leading edge of technology in its products, the impact of international and domestic trade laws, unexpected changes in exchange rates, unforeseen or unexpected litigation or claims, manufacturing difficulties and disruptions, and Grant Prideco's assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco's forward-looking statements.

                               GRANT PRIDECO, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                 JUNE 30,                  JUNE 30,
                                                         -----------------------   -----------------------
                                                            2002          2003        2002          2003
                                                         ---------     ---------   ---------     ---------
REVENUES................................................ $ 168,601     $ 190,117   $ 320,652     $ 380,599
                                                         ---------     ---------   ---------     ---------

COSTS AND EXPENSES:
  Cost of Sales.........................................   128,326       136,080     244,437       267,058
  Sales and Marketing ..................................     7,279        23,748      13,110        46,271
  General and Administrative............................    13,968        15,982      27,327        32,858
  Research and Engineering..............................       859         4,325       1,492         8,063
  Other Charges.........................................     7,045            78       7,045            78
                                                         ---------     ---------   ---------     ---------
                                                           157,477       180,213     293,411       354,328
                                                         ---------     ---------   ---------     ---------
EQUITY INCOME IN UNCONSOLIDATED AFFILIATES..............     1,284         1,037       3,640         1,671
                                                         ---------     ---------   ---------     ---------
OPERATING INCOME........................................    12,408        10,941      30,881        27,942
                                                         ---------     ---------   ---------     ---------
OTHER INCOME (EXPENSE):
  Interest Expense......................................    (6,083)      (10,866)    (12,258)      (21,874)
  Other, Net............................................      (121)        7,094        (226)        8,265
                                                         ---------     ---------   ---------     ---------
                                                            (6,204)       (3,772)    (12,484)      (13,609)
                                                         ---------     ---------   ---------     ---------
INCOME BEFORE INCOME TAXES..............................     6,204         7,169      18,397        14,333
INCOME TAX PROVISION....................................    (1,679)       (2,545)     (5,703)       (5,017)
                                                         ---------     ---------   ---------     ---------
NET INCOME BEFORE MINORITY INTERESTS....................     4,525         4,624      12,694         9,316
MINORITY INTERESTS......................................      (646)         (798)     (1,255)       (1,456)
                                                         ---------     ---------   ---------     ---------
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE................................................     3,879         3,826      11,439         7,860
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX......        --            --      (6,412)           --
                                                         ---------     ---------   ---------     ---------
NET INCOME.............................................. $   3,879     $   3,826   $   5,027     $   7,860
                                                         =========     =========   =========     =========
BASIC NET INCOME PER SHARE:
  Basic net income before cumulative effect of
    accounting change................................... $    0.03     $    0.03   $    0.10     $    0.06
  Cumulative effect of accounting change................        --            --       (0.06)           --
                                                         ---------     ---------   ---------     ---------
  Net income............................................ $    0.03     $    0.03   $    0.04     $    0.06
                                                         =========     =========   =========     =========
  Basic weighted average shares outstanding.............   111,466       121,636     110,677       121,507
                                                         =========     =========   =========     =========
DILUTED NET INCOME PER SHARE:
  Diluted net income before cumulative effect of
    accounting change................................... $    0.03     $    0.03   $    0.10     $    0.06
  Cumulative effect of accounting change................        --            --       (0.06)           --
                                                         ---------     ---------   ---------     ---------
  Net income............................................ $    0.03     $    0.03   $    0.04     $    0.06
                                                         =========     =========   =========     =========
  Diluted weighted average shares outstanding...........   114,080       123,576     112,938       123,256
                                                         =========     =========   =========     =========
OTHER DATA:
  Depreciation and Amortization......................... $   7,727     $  11,146   $  15,232     $  22,072
  Cash Provided by Operating Activities.................    45,159        11,612      81,459        50,941
  Cash Used in Investing Activities.....................   (13,518)      (11,780)    (20,707)      (19,497)
  Cash (Used in) Provided by Financing Activities.......   (37,848)          294     (52,242)      (31,485)
  Capital Expenditures (a)..............................    11,458         9,323      21,815        19,813

                                                                      DECEMBER 31,        JUNE 30,
                                                                          2002              2003
                                                                      ------------      -----------
                                                                                        (UNAUDITED)
BALANCE SHEET DATA:
  Total Assets......................................................   $1,315,349       $1,290,577
  Total Debt........................................................      495,503          465,203
  Total Liabilities.................................................      726,477          687,277
  Stockholders' Equity..............................................      588,872          603,300

Backlog at Period Ended ...........................................    $   87,176       $  120,392

-----------

(a) Capital expenditures for property, plant, and equipment exclude the costs related to acquisitions of businesses.

RECONCILIATION OF GAAP RESULTS

         The following tables reconcile reported GAAP results referenced in this press release (in thousands, except per share data and percentages):

                                                                THREE MONTHS ENDED
                                     ----------------------------------------------------------------------
(UNAUDITED)                              JUNE 30, 2003            MARCH 31, 2003          JUNE 30, 2002
                                     ---------------------    ---------------------   ---------------------
                                               DILUTED EPS              DILUTED EPS             DILUTED EPS
                                               -----------              -----------             -----------
Reported Net Income................. $ 3,826    $   0.03      $ 4,034    $   0.03     $ 3,879    $   0.03
Renegotiated Liability with
  Former Parent.....................  (4,242)      (0.03)          --          --          --          --
Inventory Reserves for
  Exited Product Lines..............   4,144        0.03           --          --          --          --
ReedHycalog Transition Costs........   1,075        0.01        1,728        0.01          --          --
Gain on Sale of Industrial
  Subsidiary........................      --          --         (855)      (0.00)         --          --
Severance Cost......................      --          --           --          --       3,103        0.03
Write-Down of Idle Assets...........      --          --           --          --       1,793        0.02
                                     -------    --------      -------    --------     -------    --------
Adjusted Net Income................. $ 4,803    $   0.04      $ 4,907    $   0.04     $ 8,775    $   0.08
                                     =======    ========      =======    ========     =======    ========

                                                                THREE MONTHS ENDED
                                     ----------------------------------------------------------------------
(UNAUDITED)                              JUNE 30, 2003            MARCH 31, 2003          JUNE 30, 2002
                                     ---------------------    ---------------------   ---------------------
                                                   MARGINS                  MARGINS                 MARGINS
                                                   -------                  -------                 -------
Reported Consolidated Operating
  Income............................ $10,941           6%     $17,001           9%    $12,408           7%
Inventory Reserves for Exited
  Product Lines.....................   6,425           3%          --           --         --           --
ReedHycalog Transition Costs........     544           0%       1,523           1%         --           --
Severance Cost......................      --           --          --           --      4,465           3%
Write-Down of Idle Assets...........      --           --          --           --      2,580           2%
                                     -------       ------     -------       ------    -------       ------
Adjusted Consolidated Operating
  Income............................ $17,910           9%     $18,524          10%    $19,453          12%
                                     =======       ======     =======       ======    =======       ======

                                                                    THREE MONTHS ENDED
                                                                    ------------------
(UNAUDITED)                                                            JUNE 30, 2002
                                                                    ------------------
                                                                               MARGINS
                                                                               -------
Reported Drilling Products and Services Operating
  Income..........................................................  $17,871       20%
Write-Down of Idle Assets.........................................    2,360        3%
                                                                    -------     -----
Adjusted Drilling Products and Services Operating
  Income..........................................................  $20,231       23%
                                                                    =======     =====

                                                       THREE MONTHS ENDED
                                          -------------------------------------------
(UNAUDITED)                                  JUNE 30, 2003           MARCH 31, 2003
                                          -------------------     -------------------
                                                      MARGINS                 MARGINS
                                                      -------                 -------
Reported ReedHycalog Operating Income.... $12,903        23%      $ 9,715        18%
ReedHycalog Transition Costs.............     544         1%        1,523         3%
                                          -------     ------      -------     ------
Adjusted ReedHycalog Operating Income.... $13,447        24%      $11,238        21%
                                          =======     ======      =======     ======

                                                       THREE MONTHS ENDED
                                          -------------------------------------------
(UNAUDITED)                                  JUNE 30, 2003           JUNE 30, 2002
                                          -------------------     -------------------
                                                      MARGINS                 MARGINS
                                                      -------                 -------
Reported Tubular Technology and
  Services Operating Income.............. $ 2,327         5%      $ 4,919         8%
Inventory Reserves for Exited
  Product Lines..........................     425         1%           --        --
Write-Down of Idle Assets................      --        --           220         1%
                                          -------     ------      -------     ------
Adjusted Tubular Technology and
  Services Operating Income.............. $ 2,752         6%      $ 5,139         9%
                                          =======     ======      =======     ======

                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
                                   (Unaudited)
                                 (in thousands)



                                          Three Months Ended         Six Months Ended
                                               June 30,                  June 30,
                                         ---------------------     ---------------------
                                           2002         2003         2002         2003
                                         --------     --------     --------     --------
Revenues:
  Drilling Products and Services         $ 88,574     $ 68,614     $167,390     $133,211
  ReedHycalog                                   -       56,721            -      109,975
  Tubular Technology and Services          58,067       48,430      111,260       97,728
  Marine Products and Services             15,085       14,377       28,000       32,718
  Other                                     6,875        1,975       14,002        6,967
                                         --------     --------     --------     --------
                                         $168,601     $190,117     $320,652     $380,599
                                         ========     ========     ========     ========

Operating Income (Loss):
  Drilling Products and Services         $ 17,871     $  8,018     $ 39,183     $ 16,885
  ReedHycalog                                   -       12,903            -       22,618
  Tubular Technology and Services           4,919        2,327        7,821        5,109
  Marine Products and Services               (573)      (1,039)        (877)        (798)
  Other                                      (581)      (6,795)      (1,549)      (7,109)
  Corporate                                (9,228)      (4,473)     (13,697)      (8,763)
                                         --------     --------     --------     --------
                                         $ 12,408     $ 10,941     $ 30,881     $ 27,942
                                         ========     ========     ========     ========

Depreciation and Amortization:
  Drilling Products and Services         $  3,108     $  3,511     $  6,136     $  7,044
  ReedHycalog                                   -        2,718            -        5,310
  Tubular Technology and Services           3,035        2,584        6,028        5,464
  Marine Products and Services              1,040        1,078        1,913        2,176
  Other                                       325          839          763        1,362
  Corporate                                   219          416          392          716
                                         --------     --------     --------     --------
                                         $  7,727     $ 11,146     $ 15,232     $ 22,072
                                         ========     ========     ========     ========

Capital Expenditures for Property,
  Plant and Equipment:
  Drilling Products and Services         $  5,430     $  4,643     $  9,507     $ 11,062
  ReedHycalog                                   -        1,221            -        2,013
  Tubular Technology and Services           2,506          513        5,024        1,612
  Marine Products and Services              1,854        1,739        2,905        3,006
  Other                                         -            -          530            -
  Corporate                                 1,668        1,207        3,849        2,120
                                         --------     --------     --------     --------
                                         $ 11,458     $  9,323     $ 21,815     $ 19,813
                                         ========     ========     ========     ========


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